Exhibit 10(m)

COMMERCIAL CONTRACT - IMPROVED PROPERTY

1.              PARTIES:  Seller agrees to sell and convey to Buyer the Property described in Paragraph 2. Buyer agrees to buy the Property from Seller for the sales price stated in Paragraph 3. The parties to this contract are:

Seller:          Haggar Clothing Co., successor in interest to Haggar Realty Company

Address:       6113 Lemmon Avenue Dallas, Texas 75209

Phone:                                                                                                                                                                                                             Fax:

Buyer:          PPM Specialists Ltd.,

Address:       2100 McKinney, Suite 1760, Dallas, Texas 75201

Phone:          214-224-1970                                                                                                                                                                                 Fax:  214-224-1989

2.              PROPERTY:

A.           “Property” means that real property situated in Dallas County, Texas at 6113 Lemmon Avenue, Dallas, Texas (address) and that is depicted on the attached Exhibit A.

B.             Seller will sell and convey the Property together with:

(1)                                  all buildings, improvements, and fixtures;

(2)                                  all rights, privileges, and appurtenances pertaining to the Property, including Seller’s right, title and interest in any minerals, utilities, adjacent streets, alleys, strips, gores, and rights-of-way;

(3)                                  Seller’s interest in all leases, rents, and security deposits for all or part of the Property;

(4)                                  Seller’s interest in all licenses and permits related to the Property;

(5)                                  Seller’s interest in all third party warranties or guaranties, if transferable, relating to the Property or any fixtures;

(Describe any exceptions, reservations, or restrictions in Paragraph 11 or an addendum.)

(If the Property is a condominium, attach condominium addendum.)

3.              SALES PRICE: At or before closing, Buyer will pay the following sales price for the Property:

A.	Cash portion payable by Buyer at closing	$15,500.000

B.	Sum of all financing described in Paragraph 4	$—

C.	Sales price (sum of 3A and 3B)	$15,500,000

4.              N/A

5.              EARNEST MONEY:

A.           Not later than 3 days after the effective date, Buyer must deposit $25,000 as earnest money with Allegiance Title Company, Attn:  Alan Edmondson (title company and escrow agent) at 2100 McKinney, Suite 1200, Dallas, Texas 75201 (title company’s address), Buyer will deposit additional earnest money of $75,000 on or before the expiration of the Inspection Period (hereafter defined).  The title company is the escrow agent under this contract.

B.             If Buyer fails to timely deposit the earnest money, Seller may terminate this contract by providing written notice to Buyer before Buyer deposits the earnest money and may exercise Seller’s remedies under Paragraph 15.

C.             Buyer may instruct the escrow agent to deposit the earnest money in an interest bearing account at a federally insured financial institution and to credit any interest to Buyer.

6.              TITLE POLICY, SURVEY, AND UCC SEARCH:

A.           Title Policy:

(1)          Seller, at Seller’s expense, will furnish Buyer an Owner’s Policy of Title Insurance (the title policy) issued by the title company in the amount of the sales price, dated at or after closing, insuring Buyer against loss under the title policy, subject only to:

(a)          those title exceptions permitted by this contract or as may be approved by Buyer in writing: and

(b)         the standard printed exceptions contained in the promulgated form of title policy unless this contract provides otherwise.

(2)          The standard printed exception as to discrepancies, conflicts, or shortages in area and boundary lines, or any encroachment or protrusions, or any overlapping improvements:

☐    (a)          will not be amended or deleted from the title policy.

☒    (b)         will be amended to read “shortages in areas” at the expense of ☒ Buyer if requested by Buyer.

(3)          Buyer may object to any restrictive covenants on the Property within the time required under Paragraph 6D.

(4)          Within 14 days after the effective date, Seller will furnish Buyer a commitment for title insurance (the commitment) including legible copies of recorded documents evidencing title exceptions. Seller authorizes the title company to deliver the commitment and related documents to Buyer at Buyer’s address.

B.             Survey:

(1)          Within 30 days after the effective date:

☒	(a)

Buyer will obtain a survey of the Property at Buyer’s expense and deliver a copy of the survey to Seller. If the closing occurs, Seller will reimburse Buyer for the cost of such survey, such reimbursement obligation not to exceed, however, $3,000.

☐	(b)	Seller, at Seller’s expense, will furnish Buyer a survey of the Property dated after the effective date.

☐	(c)	Seller will deliver a true and correct copy of Seller’s existing survey of the Property dated Seller, at Seller’s expense:

	☐	(i) will have the existing survey recertified on a date not earlier than

	☐	(ii)

will not have the existing survey recertified. Seller ☐ will ☐ will not deliver to the title company an affidavit required by the title company for approval of the survey that states that Seller knows of no changes or alterations to the Property as depicted on the survey.

(2)          The survey required under Paragraph 6B(1) must be made by a Registered Professional Land Surveyor acceptable to the title company. The survey must:

(a)             identify the Property by met and bounds or platted lot description;

(b)            show that the survey was made and staked on the ground with corners permanently marked;

(c)             set forth the dimensions and total area of the Property;

(d)            show the location of all improvements, highways, streets, roads, railroads, rivers, creeks or other waterways, fences, casements, and rights-of-way on the Property with all easements and rights-of-way referenced to their recording information;

(e)             Show any discrepancies or conflicts in boundaries, any visible encroachments, and any portion of the Property lying in a special flood hazard area (an “A” or “V” zone as shown on the current Federal Emergency Management Agency (FEMA) flood insurance rate map); and

(f)               contain the surveyor’s certificate that the survey is true and correct.

C.             UCC Search:

☐	(1)

Within        days after the effective date, Seller, at Seller’s expense, will furnish Buyer a Uniform Commercial Code (UCC) search prepared by a reporting service and dated after the effective date. The search must identify documents that are on file with the Texas Secretary of State and the county where the Property is located that relate to all personal Property on the Property and show, as debtor, Seller and all other owners of the personal property in the last 5 years.

☒	(2)	Buyer does not require Seller to furnish a UCC search.

D.            Buyer’s Objections to the Commitment, Survey, and UCC Search:

(1)          Within 10 days after Buyer receives the commitment, copies of the documents evidencing title exceptions, any required survey, and any required UCC search, Buyer may object to matters disclosed in the items

(2)          Seller may, but is not obligated to, cure Buyer’s timely objections within 20 days after Seller receives the objections; provided that Seller shall be obligated to cure the effects of the following by Closing (collectively, the “Mandatory Core Matters”) liens against the Property created by or under Seller and conveyances of interests in the Property made after the effective date hereof.  The closing date will be extended as necessary to cure the objections.  If Seller fails cure the objections by the time required, Buyer may terminate this contract by providing written notice to Seller within 5 days after the time by which Seller must cure the objections.  If Buyer terminates, the earnest money, less any independent consideration under Paragraph 7B(3)(a), will be refunded to Buyer.

(3)          Buyer’s failure to timely object or terminate under this Paragraph 6D is a waiver of Buyer’s right to object except that Buyer will not waive the requirements in Schedule C of the commitment nor Seller’s obligation to cure the effects of the Mandatory Cure Matters

7.              PROPERTY CONDITION:  (Check A or B only)

☒	A.	Present Condition: (Check (1) or (2) only)

	☒	(1)	Buyer accepts the Property in its present “as-is” condition

	☐	(2)	Buyer accepts the Property in its present condition except that Seller, at Seller’s expense, will complete the following before closing:

☒	B.	Feasibility:

(1)

Delivery of Property Information:  Within 10 days after the effective date, Seller will deliver to Buyer the following items to the extent that the items are in Seller’s possession or are readily available to Seller.  Any item not delivered is deemed not in Seller’s possession or readily available to Seller.  The items Seller will deliver are:

			(e)	copies of all current service, maintenance, and management agreements relating to the ownership and operation of the Property;
			(m)	copies of all previous environmental assessments, studies, or analyses made on or relating to the Property;
			(n)	real and personal property tax statements for the Property for the previous 2 calendar years; and ;

(2)          Inspections, Studies or Assessments:

(a)          For a period of 120 days after the effective date (such 120 day period being the “Inspection Period”) Buyer, at Buyer's expense, may complete or cause to be completed inspections, studies, or assessments of the Property, including all improvements and fixtures. Inspections, studies, or assessments may include, but are not limited to:

(i)             physical property inspections (for example, structural pest control, mechanical, structural, electrical, and plumbing inspections);

(ii)          economic feasibility studies;

(iii)       environmental assessments (for example, soil tests, air sampling, and paint sampling);

(iv)      engineering studies; and

(v)         compliance inspections (for example, compliance determination with zoning ordinances, restrictions, building codes, and statutes).

(b)         Seller, at Seller’s expense, will turn on all utilities necessary for Buyer to make inspections, studies, or assessments.

(c)          Buyer must:

(i)             employ only trained and qualified inspectors and assessors;

(ii)          notify Seller, in advance, of when the inspections or assessors will be on the Property;

(iii)       abide by any reasonable entry rules or requirements that Seller may require;

(iv)      not interfere with existing operations or occupants of the Property; and

(v)         restore the Property to its original condition if altered due to inspections, studies, or assessments that Buyer completes or causes to be completed.

(d)         Except for those matters that arise form the negligence of Seller or Seller’s agents, Buyer is responsible for any claim, liability, encumbrance, cause of action, and expenses resulting from Buyer’s inspections, studies, or assessments, including any property damage or personal injury. Buyer will indemnify, hold harmless, and defend Seller and Seller’s agents against any claim involving a matter for which Buyer is responsible under this paragraph. Notwithstanding the foregoing, Buyer’s indemnification obligation shall not extend to or cover any claims, liabilities, causes of action or expenses arising out of the discovery or release of hazardous substances or materials, nor shall it cover any diminution in the value of the Property as a consequence of the results revealed by the Buyer’s tests and inspections.  This paragraph survives termination of this contract.

(3)          Feasibility Periods and Right to Terminate:  Buyer may terminate this contract for any reason prior to the expiration of the Inspection Period by providing Seller with written notice of termination. If Buyer does not terminate within the time required, Buyer accepts the Property in its present “as is” condition. Seller is not obligated to make any repairs under this contract. (Check only one box)

☐	(a)

If Buyer terminates under this Paragraph 7B(3), the earnest money will be refunded to Buyer less $       that Seller will retain as independent consideration for Buyer’s right to terminate. Buyer has tendered the independent consideration to Seller upon payment of the full amount specified in Paragraph 5 to the escrow agent. The independent consideration is to be credited to the sales price only upon closing of the sale.

☒	(b)

Buyer has paid Seller $100 as independent consideration for Buyer’s right to terminate by tendering such amount directly to Seller or Seller’s agent. If Buyer terminates under this Paragraph 7B(3), the earnest money will be refunded to Buyer and Seller will retain the independent consideration. The independent consideration ☒ will ☐ not be credited to the sales price upon closing of the sale.

(4)

Return of Property Information:  If this contract terminates for any reason, Buyer will, not later than 10 days after the termination date:  (i) return to Seller all those items described in Paragraph 7B(1) that Seller delivered to Buyer and all copies that Buyer made of those items; and (ii) deliver copies of all inspection and assessment reports (excluding economic feasibility studies) related to the Property that Buyer completed (all of which shall be accepted by Seller without recourse to, or representation by Buyer) or caused to be completed.

This Paragraph 7B(4) survives termination of this contract.

(5)	Contract Affecting Operations: Seller may not enter into, amend, or terminate any other contract that affects the operations of the Property and which will survive the Lease (as such term is defined in the Addendum of Additional Terms attached hereto) without Buyer’s prior written approval.

8.              BROKERS:

A.           The brokers to this sale are:

The Chaltas Company		The Staubach Company
Cooperating Broker	License No.	Principal Broker	License No.

3501 Villanova, Suite 200, Dallas, TX 75225		15601 Dallas Parkway, Suite 400, Addison, TX 75001
Address		Address

214-368-2278		972-361-5208
Phone	Fax	Phone	Fax

Cooperating Broker represents buyer.	Principal Broker: (Check only one box)
☒ represents Seller only.
☐ represents Buyer only.
☐ is an intermediary between Seller and Buyer.

B.             Fees: (Check only one box.)

☐	(1)

Seller will pay Principal Broker the fee specified by separate written commission agreement between Principal Broker and Seller. Principal Broker will pay Cooperating Broker the fee specified in the Agreement Between Brokers found below the parties’ signatures to this contract.

☒	(2)	At the closing of this sale, evidenced by payment of the sales price and delivery of the special warranty deed, Seller will pay:

		Cooperating Broker a total cash fee of:	Principal Broker a total cash fee of:
		☒ 1.5% of the sales price.	☒ 1.5% of the sales price.
		☐ .	☐ .

The cash fees will be paid in Dallas County, Texas. Seller authorizes escrow agent to pay the brokers from the Seller’s proceeds at closing.

NOTICE:  Chapter 62, Texas Property Code, authorizes a broker to secure an earned commission with a lien against the Property.

9.              CLOSING:

A.           The closing of the sale will be on or before 30 days after expiration of the Inspection Period or within 7 days after objections to title have been cured, whichever date is later (the closing date). If either party fails to close by the closing date, the non-defaulting party may exercise the remedies in Paragraph 15.

B.             At closing, Seller will execute and deliver, at Seller’s expense, a ☐ general ☒ special warranty deed. The deed must include a vendor’s lien if any part of the sales price is financed. The deed must convey good and indefeasible title to the Property and show no exceptions other than those permitted under Paragraph 6 or other provisions of this contract. Seller must convey the Property at closing:

(1)          with no liens, assessments, or Uniform Commercial Code or other security interests against the Property which will not be satisfied out of the sales price unless securing loans Buyer assumes;

(2)          without any assumed loans in default; and

(3)          with no persons in possession of any part of the Property as lessees, tenants at sufferance, or trespassers except tenants under the written leases assigned to Buyer under this contract and the Lease.

The description of the Property contained in the deed shall be that set forth in the survey.

C.             At closing, Seller, at Seller’s expense, will also deliver:

(1)          tax statements showing no delinquent taxes on the Property;

(4)          to the extent that the following items are assignable, an assignment to Buyer of the following items as they relate to the Property or its operations:

(a)          licenses and permits;

(b)         maintenance, management, and other contracts; and

(c)          warranties and guaranties;

(6)          evidence that the person executing this contract is legally capable and authorized to bind Seller; and

(7)          any notices, statements, certificates, affidavits, releases, and other documents required by this contract, the commitment, or law necessary for the closing of the sale and the issuance of the title policy, all of which must be completed and executed by Seller as necessary.

D.            At closing, Buyer will:

(1)          pay the sales price in good funds acceptable to the escrow agent;

(2)          deliver evidence that the person executing this contract is legally capable and authorized to bind Buyer;

(3)          execute and deliver any notices, statements, certificates, or other documents required by this contract or law necessary to close the sale.

E.              Unless the parties agree otherwise, the closing documents will be as found in the basic forms in the current edition of the State Bar of Texas Real Estate Forms Manual without any additional clauses.

10.       POSSESSION: Seller will deliver possession of the Property to Buyer upon closing and funding of this sale in its condition on commencement of the Inspection Period, ordinary wear and tear excepted. Until closing, Seller will operate the Property in the same manner as on commencement of the Inspection Period. Any possession by Buyer before closing or by Seller after closing that is not authorized by a separate written lease agreement is a landlord-tenant at sufferance relationship between the parties.

11.       SPECIAL PROVISIONS:  (Identify exhibit of special provisions are contained in an attachment.)

See Addendum of Additional Terms attached hereto and made a part hereof.

12.       SALES EXPENSES:

A.           Seller’s Expenses:  Seller will pay for the following at or before closing:

(1)          releases of existing liens, other than those liens assumed by Buyer, including prepayment penalties and recording fees;

(2)          release of Seller’s loan liability, if applicable;

(3)          tax statements or certificates;

(4)          preparation of the deed and any bill of sale;

(5)          one-half of any escrow fee;

(6)          costs to record any documents to cure title objections that Seller elects to or is obligated to cure; and

(7)          other expenses that Seller will pay under other provisions of this contract.

B.             Buyer’s Expenses: Buyer will pay for the following at or before closing:

(1)          all loan expenses (for example, application fees, origination fees, discount fees, buy-down fees, commitment fees, appraisal fees, assumption fees, recording fees, tax service fees, mortgages title policy expenses, credit report fees, document preparation fees, interest expense that Buyer’s lender requires Buyer to pay at closing, loan related inspection fees, amortization schedule fees, courier fees, underwriting fees, wire transfer fees, and other fees required by Buyer’s lender);

(2)          preparation fees of any deed of trust,

(3)          recording fees for the deed and any deed of trust;

(4)          premiums for flood and hazard insurance as may be required by Buyer’s tender;

(5)          one-half of any escrow fee;

(6)          copy and delivery fees for delivery of the title commitment and related documents; and

(7)          other expenses that Buyer will pay other provisions of this contract.

13.       PRORATIONS, ROLLBACK TAXES, ESTOPPEL CERTIFICATES, RENT, AND DEPOSITS:

A.           Prorations:

(1)          Interest on any assured loan, taxes, rents, and any expense reimbursements from tenants will be prorated through the closing date.

(2)          If the amount of ad valorem taxes for the year in which the sale closes is not available on the closing date, taxes will be prorated on the basis of taxes assessed in the previous year. If the taxes for the year in which the sale closes vary from the amount prorated at closing, the parties will adjust the prorations when the tax statements for the year in which the sale closes become available. This Paragraph 13A(2) survives closing.

(3)          If Buyer assumes a loan or is taking the Property subject to an existing lien, Seller will transfer all reserve deposits held by the lender for the payment of taxes, insurance premiums, and other charges to Buyer at closing and Buyer will reimburse such amounts to Soller by an appropriate adjustment at closing.

B.             Rollback Taxes:  If Seller changes the use of the Property before closing or if a denial of a special valuation on the Property claimed by Seller results in the assessment of additional taxes, penalties, or interest (assessments) for periods before closing, the assessments will be the obligation of Seller. If this sale or Buyer’s use of the Property after closing results in additional assessments for periods before closing, the assessments will be the obligation of Buyer. This Paragraph 13B survives closing.

C.             N/A

D.            N/A

14.       CASUALTY LOSS AND CONDEMNATION:

A.           If any part of the Property is damaged or destroyed by fire or other casualty after the effective date. Seller at its option, may restore the Property to its previous condition as soon as reasonably possible and not later than the closing date. If Seller has not done so or elects not to do so, Buyer may:

(1)          terminate this contract and the earnest money, less any independent consideration under Paragraph 7B(3)(a), will be refunded to Buyer;

(2)          extend the time for performance up to 15 days and the closing date will be extended as necessary; or

(3)          accept at closing: (i) the Property to its damaged condition; (ii) an assignment of any insurance proceeds Seller is entitled to receive along with the insurer’s consent to the assignment; and (iii) a credit to the sales price on the amount of any unpaid deductible under the policy for the loss.

B.             If before closing, condemnation proceedings are commenced or threatened by a party with the power of eminent domain against any part of the Property, Buyer may:

(1)          terminate this contract by providing written notice to Seller within 15 days after Buyer is advised of the condemnation proceedings and the earnest money, less any independent consideration under Paragraph 7B(3)(a), will be refunded to Buyer; or

(2)          take title to the Property subjects to such condemnation without or any reduction of the sales price and Seller will assign Buyer at closing any rights Seller has to the proceeds of such condemnation. If Buyer elects under this clause (2), Seller shall not settle or compromise any award without Buyer’s written consent, which consent shall not be unreasonably withheld or delayed

15          DEFAULT:

A.           If Buyer fails to comply with this contract, Buyer is in default and Seller may as its sole remedy:

(1)          terminate this contract and receive the earnest money as liquidated damages, thereby releasing the parties from this contract.

C.             If Seller fails to comply with this contract, Seller is in default and Buyer may, as its sole remedy, either

(1)          terminate this contract and receive the earnest money less any independent consideration under Paragraph 7B(3)(a) as liquidated damages thereby releasing the parties from this contract; or

(2)          enforce specific performance.

16.       ATTORNEY’S FEES: If Buyer, Seller, any broker, or any escrow agent is a prevailing party in any legal proceeding brought under or with relation to this contract or this transaction, such party is entitled to recover from the non-prevailing parties all costs of such proceeding and reasonable attorney’s fees. This Paragraph 16 survives termination of this contract.

17.       ESCROW:

A.           At closing, the earnest money will be applied to the sale price.

B.             If both parties make written demand for the earnest money, escrow agent may require payment of unpaid expenses incurred on behalf of the parties and a written release of liability of escrow agent from all parties.

C.             If one party makes written demand for the earnest money, escrow agent will give notice of the demand by providing to the other party a copy of the demand. If escrow agent does not receive written objection to the demand from the other party within 30 days after the date escrow agent sent the demand to the other party, escrow agent may disburse the earnest money to the party making demand, reduced by the amount of unpaid expenses incurred on behalf of the party receiving the earnest money and escrow agent may pay the same to the creditors.

D.            Escrow agent will deduct any independent consideration under Paragraph 7B(3)(a) before disbursing any earnest money to Buyer and will pay the independent consideration to Seller.

E.              If escrow agent complies with this Paragraph 17, each party hereby releases escrow agent from all claims related to the disbursal of the earnest money.

F.              Notices under this Paragraph 17 must be sent by certified mail, return receipt requested.  Notices to escrow agent are effective upon receipt by escrow agent.

18.       MATERIAL FACTS:       N/A

19.       NOTICES:             All notices between the parties under this contract must be in writing and are effective when hand-delivered, mailed by certified mail return receipt requested, or sent by facsimile transmission to the parties addresses or facsimile numbers stated in Paragraph 1.  The parties will send copies of any notices to the broker representing the party to whom the notices are sent but failure to do so shall not be a default under this Contract.

20.       FEDERAL TAX REQUIREMENT:                                   If Seller is a “foreign person” as defined by applicable law, or if Seller fails to deliver at closing an affidavit that Seller is not a foreign person, then Buyer will withhold from the sales proceeds at closing an amount sufficient to comply with applicable tax law and deliver the amount withheld to the Internal Revenue Service (IRS), together with appropriate tax forms.  IRS regulations require filing written reports if currency in excess of specified amounts is received in the transaction.

21.       DISPUTE RESOLUTION:                            The parties agree to negotiate in good faith in an effort to resolve any dispute related to this contact that may arise.  If the dispute cannot be resolved by negotiation, the parties will submit the dispute to mediation before resorting to arbitration or litigation and will equally share the costs of a mutually acceptable mediator.  This paragraph survives termination of this contract.  This paragraph does not preclude a party from seeking equitable relief from a court of competent jurisdiction.  The parties have no obligation to submit the dispute to arbitration.

22.       AGREEMENT OF THE PARTIES:

A.           This contract is binding on the parties, their heirs, executors, representatives, successors, and permitted assigns.

B.             This contract is to be construed in accordance with the laws of the State of Texas.

C.             This contract contains the entire agreement of the parties and may not be changed except in writing signed by both parties.

D.            If this contract is executed in a number of identical counterparts, each counterpart is an original and all counterparts, collectively, constitute one agreement.

E.              Buyer ☒ may assign this contract in only the following circumstances: (1) to an entity owned or controlled by Kenneth L. Schnitzer, Jr. or an affiliate of the Buyer, (2) in connection with a 1031 like kind exchange or (3) to a party who, concurrent with the purchase, will lease the property to Buyer or any entity affiliated with Buyer or owned and controlled by Kenneth L. Schnitzer, Jr.

F.              Addenda which are part of this contract are: (Check all that apply).

☐            (1)           Property Description Exhibit identified in Paragraph 2;

☐            (2)           Condominium Addendum;

☐            (3)           Financing Addendum;

☐            (4)           Commercial Property Condition Statement;

☐            (5)           Addendum for Seller’s Disclosure of information on Lead-Based Paint and Lead-Based Paint Hazards;

☐            (6)           Notice to Purchaser of Real Property in a Water District (MUD);

☐            (7)           Addendum for Coastal Area Property;

☐            (8)           Addendum for Property Located Seaward of the Gulf Intracoastal Waterway; and

☒            (9)           Addendum of Additional Terms.

(Note:  Counsel for the Texas Association of REALTORS® (TAR) has determined that any of the foregoing addendum which are promulgated by the Texas Real Estate Commission (TREC) or published by TAR are appropriate for use with this form).

23.       TIME:  Time is of the essence in this contract.  The parties require strict compliance with the times for performance.  If the last day to perform under a provision of this contract falls on Saturday, Sunday, or legal holiday, the time for performance is extended until the end of the next day which is not a Saturday, Sunday, or legal holiday.

24.       EFFECTIVE DATE:  The effective date of this contract for the purpose of performance of all obligations is the date the escrow agent receipts this contract after all parties execute the contract.

25.       ADDITIONAL NOTICES:

A.           Buyer should have an abstract covering the Property examined by an attorney of Buyer’s selection, or Buyer should be furnished with or obtain a title policy.

B.             If the Property is situated in a utility or other statutorily created district providing water, sewer, drainage, or flood control facilities and services, Chapter 49, Texas Water Code, requires Seller to deliver and Buyer to sign the statutory notice relating to the tax rate, bonded indebtedness, or standby fees of the district before final execution of this contract.

C.             If the Property adjoins or shares a common boundary with the tidally influenced submerged lands of the state, §33,136, Texas Natural Resources Code, requires a notice regarding coastal area property to be included as part of this contract.

D.            If the Property is located seaward of the Gulf Intercoastal Waterway, §61,025, Texas Natural Resources Code, requires a notice regarding the seaward location of the Property to be included as part of this contract.

E.              If the Property is located outside the limits of a municipality, the Property may now or later be included in the extraterritorial jurisdiction (ET) of a municipality and may now or later be subject to annexation by the municipality.  Each municipality maintains a map the depicts its boundaries and ETJ.  To determine if the Property is located within a municipality’s ETJ, Buyer should contact all municipalities located in the general proximity of the Property for further Information.

F.              If apartments or other residential units are on the Property and the units were build before 1978, federal law requires a lead-based paint and hazard disclosure statement to be made part of this contract.

G.             Brokers are not qualified to perform property inspections, surveys, engineering studies, environmental assessments, or inspections to determine compliance with zoning, governmental regulations, or laws.  Buyer should seek experts to perform such services.  Selection of experts, inspectors, and repairmen is the responsibility of Buyer and not the brokers.

26.       CONTRACT AS OFFER: The execution of this contract by the first party constitutes an offer to buy or sell the Property.  Unless the other party accepts the offer by 5:00 p.m., in the time zone in which the Property is located, on February     ,  2003 the offer will lapse and become null and void.

READ THIS CONTRACT CAREFULLY.  The brokers and agents make no representation or recommendation as to the legal sufficiency, legal effect, or tax consequences of this document or transaction.  CONSULT your attorney BEFORE signing.

Buyer’s		Seller’s
Attorney is		Attorney is

Buyer:	PPM SPECIALISTS, LTD.	Seller:	HAGGAR CLOTHING CO.. a Nevada corporation

By:	PPM Specialist of Texas, Inc., General Partners

By:	/s/ Kenneth Schnitzer	By:	/s/ JM Haggar III
Printed Name:	Kenneth Schnitzer	Printed Name:	JM Haggar III
Title:		Title:	Chairman & CEO

Buyer:		Buyer:
By:		By:
Printed Name:		Printed Name:
Title:		Title:

AGREEMENT BETWEEN BROKERS

Principal Broker agrees to pay                                        (Cooperating Broker) a fee of $             or          % of the sales price when the Principal Broker’s fee is received.  Escrow agent is authorized and directed to pay Cooperating Broker from Principal Broker’s fee at closing.  This Agreement Between Brokers supersedes any prior offers and agreements for compensation between brokers.

Cooperating Broker	Principal Broker

By:	By:

ESCROW RECEIPT

Escrow agent acknowledges receipt of:

☒  A.  the contract on this day  February 14, 2003 (effective date);

☒  B.  earnest money in the amount of $25,000 in the form of wire transfer on February 14, 2003

Escrow Agent:	Allegiance Title Company	Address:	2100 McKinney, Suite 1200
Dallas, Texas 75201

By:	/s/ Kerri Majors for Nancy Colaluca	Phone:	214-954-5444
		Fax:	214-954-5502

ADDENDUM OF ADDITIONAL TERMS

This Addendum of Additional Terms (this “Addendum”) is attached to and made a part of that certain Commercial Contract-Improved Property between Haggar Realty Corporation, as Seller, and PPM Specialist, Ltd., as Buyer (this “Contract”).

1.               Studies.

(a)                     Buyer acknowledges that any and all of the information, reports, tests, inspections and studies (collectively, the “Studies”) obtained from seller or obtained by Buyer concerning the Property are proprietary and confidential in nature.  Buyer agrees not to disclose the Studies to any party outside of Buyer’s organization, except to its attorneys, accountants, lenders or investors. Buyer must return all of the Studies, including all copies of the Studies, when this Contract is terminated for any reason.

(b)                    Buyer acknowledges that Seller has not made and does not make any warranty or representation regarding the truth or accuracy of the Studies or the source thereof.  Seller has not undertaken an independent investigation as to the truth or accuracy of the Studies and Seller has provided any Studies solely as an accommodation to Buyer.  In permitting Buyer to review such Studies or information to assist Buyer, no third-party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Seller, and any such claims are expressly rejected by Seller and waived by Buyer.

2.               As-Is.  BUYER HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT BUYER HAS OR WILL HAVE, PRIOR TO THE END OF THE INSPECTION PERIOD, THOROUGHLY INSPECTED AND EXAMINED THE PROPERTY TO THE EXTENT DEEMED NECESSARY BY BUYER IN ORDER TO ENABLE BUYER TO EVALUATE THE PURCHASE OF THE PROPERTY.  BUYER HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT BUYER IS RELYING SOLELY UPON THE INSPECTION, EXAMINATION, AND EVALUATION OF THE PROPERTY BY BUYER AND THAT BUYER IS PURCHASING THE PROPERTY ON AN “AS IS, “WHERE IS” AND “WITH ALL FAULTS” BASIS. WITHOUT REPRESENTATIONS, WARRANTIES AND COVENANTS, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE. IT IS UNDERSTOOD AND AGREED THAT SELLER IS MAKING NO REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE WITH RESPECT TO (i) ENVIRONMENTAL MATTERS OF ANY NATURE OR KIND WHATSOEVER RELATING TO THE PROPERTY OR ANY PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, UNDERGROUND STORAGE TANKS, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS AND THE EXISTENCE IN OR ON THE PROPERTY

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OF ANY HAZARDOUS OR TOXIC MATERIALS; (ii) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, AND LIMITATIONS REGARDING WITHDRAWAL OF WATER THEREFROM; (iii) WHETHER OR NOT AND TO THE EXTENT TO WHICH THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN, FLOOD WAY OR SPECIAL FLOOD HAZARD; (iv) DRAINAGE; (v) SOIL CONDITIONS; (vi) ZONING TO WHICH THE PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT; (vii) AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEROF, INCLUDING WITHOUT LIMITATION, WATER, SEWAGE, GAS AND ELECTRIC; (viii) USAGE OF ANY ADJOINING PROPERTY; (ix) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF; (x) THE COMPLIANCE OR NON-COMPLIANCE OF ANY OF THE PROPERTY WITH ANY APPLICABLE FEDERAL, STATE OR LOCAL BUILDING CODES, ORDINANCES, LAWS, STATUTES, RULES OR REGULATIONS; (xi) THE VALUE, COMPLIANCE WITH PLANS OR SPECIFICATIONS, LOCATION, USE, MERCHANTABILITY, CONSTRUCTION, WORKMANLIKE CONDITION, ORDER, REPAIR, MAINTENANCE, DESIGN, QUALITY, DESCRIPTION, DURABILITY, OPERATION OR CONDITION OF THE PROPERTY OR ANY PORTION THEREOF; (xii) THE QUALITY OF THE LABOR OR MATERIALS INCLUDED IN THE IMPROVEMENTS ON THE PROPERTY; (xiii) THE SUITABILITY OF THE PROPERTY OR ANY PORTION THEREOF FOR BUYER’S PURPOSES OR FITNESS FOR ANY USAGE OR PURPOSE WHATSOEVER; OR (xiv) ANY OTHER MATTER RELATING TO THE PROPERTY. NOTHING CONTAINED IN THIS SECTION 2 SHALL LIMIT THE WARRANTIES OF TITLE SET FORTH IN THE SPECIAL WARRANTY DEED TO BE DELIVERED FROM SELLER TO BUYER AT CLOSING. BUYER REPRESENTS THAT IT IS A KNOWLEDGEABLE BUYER OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF ITS CONSULTANTS IN PURCHASING THE PROPERTY.  THE TERMS AND CONDITIONS OF THIS SECTION SHALL EXPRESSLY SURVIVE THE CLOSING, SHALL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENT.

3.               Seller’s Review Period.  Seller’s corporate headquarters is located on the Property.  Seller shall have a ninety (90) day period commencing on the effective date (such 90 day period is “Seller’s Review Period” and commences on the same day the Inspection Period commences) to determine the feasibility of relocating Seller’s headquarters to another location.  If Seller, acting in good faith, determines that relocation is not feasible, Seller

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may terminate this Contract upon written notice to Buyer prior to the expiration of Seller’s Review Period.  In such event, Buyer shall be entitled to return of the earnest money and Seller will reimburse Buyer for actual third party expenses incurred by Buyer in its inspection of the Property, up to, but not exceeding, $10,000.

4.               Right of First Refusal.  In the event Seller terminates this Contract pursuant to Section 3 of this Addendum, Seller, for a period of twelve (12) months after termination, shall not enter into any agreement with a third party to purchase the Property until Seller has first notified Buyer in writing (the “Notice”) of its intent to do so. Buyer shall have twenty (20) days from the date of receipt of the Notice to deliver written notice to Seller of Buyer’s election to purchase the Property.  In such event, within ten (10) days of Buyer’s election notice, the parties will enter in a contract of sale containing the terms and conditions of this Contract (excluding, however, the provisions of Section 3 and this Section 4 of the Addendum).  If Buyer does not deliver written notice to Seller of Buyer’s election to purchase the Property within such twenty (20) day period, then Buyer shall have no further rights with respect to the Property and Seller may sell the Property on any terms and to any parties it chooses.

5.               Back-up Contract.  Prior to the expiration of the Inspection Period, Seller may continue to show the Property and receive, negotiate and accept “back-up” contracts for the sale of the Property, each of which shall be subject to the terms of this Contract.

6.               Lease. At closing, Buyer, as landlord, and Seller, as tenant, shall enter into a lease of the Property (the “Lease”).  The Lease will be a triple net lease (i.e. Seller, as tenant, shall pay all real estate taxes, insurance costs, costs for utilities, all maintenance costs and the costs of all repairs, structural or otherwise; provided that Seller’s repair obligations shall be limited to those necessary to enable Seller to lawfully occupy the premises or to prevent danger of harm to persons or property) for a term of eighteen (18) months and a base rent of $102,500/month.  The Lease will provide that Seller can terminate the Lease at any time upon giving 180 days written notice of termination.  Further, the Lease will provide that Seller can remove, at Seller’s expense, any and all buildings, improvements, fixtures and trade fixtures on the Property, provided such removal is completed within ten (10) days after expiration of the Lease.  Buyer will permit Seller access for such purpose.  The form of Lease shall be mutually acceptable to Seller and Buyer and the parties will negotiate its form in good faith during the Inspection Period.  In view of the fact that Buyer intends to demolish the improvements on the Property upon expiration of the Lease, appropriate adjustments will be made to standard lease provisions such as insurance, maintenance, repairs, etc. and shall provide that any personal property of Seller or others remaining on the Property ten (10) days after the expiration of the Lease shall be deemed abandoned by the owner thereof.

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7.               Survival.  Any right of action of Buyer for the breach by Seller of any representation, warranty or covenant contained herein shall not merge with the deed delivered at closing but shall survive the closing.  Any suit by Buyer for any breach by Seller of any representation, warranty or covenant contained herein must be filed on or before one year after the closing date or shall be forever barred.  Additionally, all agreements and indemnities of Seller and Buyer set forth in this Contract shall, to the extent not consummated at Closing, survive the Closing of the transaction contemplated by this Contract.

8.               Conflict.  If a conflict arises between the provisions of this Addendum and any other part of this Contract, this Addendum shall modify and supersede such other part of this Contract to the extent necessary to eliminate any such conflict but no further.  All terms which are defined in this Contract shall have the same meaning when used in this Addendum and vice versa, unless otherwise defined herein.

9.               Confidentiality.  Prior to closing, Seller and Buyer each agree to make no public announcement of the transaction which is the subject of this Contract and each further agrees to use its good faith efforts to keep such transaction confidential, except that the parties may disclose the transaction and its terms to their respective attorneys, accountants, lenders and investors.  After closing, Seller or Buyer shall have the right to make a public announcement of such transaction.

10.         Further Agreements by Seller.  Seller agrees to indemnify and hold Buyer harmless from and against, and to reimburse Buyer with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including attorneys’ fees and court costs) asserted against or incurred by Buyer by reason of or arising out of the ownership, maintenance and/or operation of the Property prior to the closing date.

11.         Further Agreements by Buyer.  Buyer agrees to indemnify and hold Seller harmless from and against, and to reimburse Seller with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including attorneys’ fees and court costs) asserted against or incurred by Seller by reason of or arising out of the ownership, maintenance and/or operation of the Property subsequent to the closing date.  Nothing contained in this Section 11 shall modify the obligations of Seller under the Lease.

12.         Real Estate Commissions.  Each party hereto agrees to indemnify and hold harmless the other party from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding (except as set forth in Paragraph 8B of this Contract) alleged to have been made by such party or on its behalf with any broker or finder in connection with this Contract or the transaction contemplated hereby.

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13.         Tax Free Exchange.  Seller, at Seller’s option, may sell the Property in the manner necessary to accomplish a tax-free exchange under Section 1031 of the Internal Revenue Code of 1954, as amended.  Buyer, at no expense or liability to Buyer, will cooperate with Seller in such regard.

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EXHIBIT A

Legal Description

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EXHIBIT "A"

REMAINING "HAGGAR" TRACT
374'
216'
TOTAL AREA
±10.52 AC.
(9.723 AC.)
(450.42')
ATWELL STREET
LEMMON AVENUE
HAGGAR WAY
PROPERTY EXHIBIT
DALLAS, TEXAS ("HAGGAR SITE")

TOTAL P.02

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